Exhibit 99.1

ENTROPIC COMMUNICATIONS REPORTS FOURTH QUARTER AND FISCAL YEAR 2010 RESULTS

Revenue up 15% Quarter-over-Quarter to $70.8 Million, Annual Revenue up 81%

Conference Call to be Webcast Today at 1:30 p.m. Pacific Time

SAN DIEGO, February 2, 2011 — Entropic Communications, Inc. (Nasdaq: ENTR), a leading provider of silicon and software solutions to enable connected home entertainment, today reported its fourth quarter and fiscal year results for the period ended December 31, 2010. Entropic reported fourth quarter net revenues of $70.8 million, an increase of 15 percent compared with $61.3 million in the third quarter of 2010 and an increase of 102 percent compared to $35.1 million reported in the fourth quarter of 2009.

In accordance with U.S. generally accepted accounting principles (GAAP), the Company’s fourth quarter net income was $48.6 million, or $0.55 per share (diluted). This compares with GAAP net income of $11.3 million, or $0.15 per share (diluted) in the third quarter of 2010. Included in GAAP net income for the fourth quarter of 2010 was a one-time tax benefit of $31.6 million, or $0.36 per diluted share, associated with the reversal of a valuation allowance related to certain deferred tax assets.

Non-GAAP net income in the fourth quarter was $20.3 million, or $0.22 per share (diluted), compared to non-GAAP net income of $14.5 million, or $0.18 per share (diluted) in the third quarter of 2010. Non-GAAP net income for the fourth quarter of 2010 excludes $406,000 in amortization of intangibles, $2.9 million in stock compensation expense and the $31.6 million one-time, non-cash tax benefit associated with the reversal of the valuation allowance described above. A reconciliation of the comparable GAAP financial measures to the non-GAAP measures used in this release is included in the attached tables.

Net revenues for the year ended December 31, 2010 were $210.2 million, an increase of 81 percent from the $116.3 million reported for the year ended December 31, 2009. Net income computed in accordance with GAAP for the year ended December 31, 2010 was $64.7 million, or $0.82 per share (diluted), compared with GAAP net loss of $13.2 million, or ($0.19) per share (diluted), for the year ended December 31, 2009. Non-GAAP net income for the year ended December 31, 2010 was $45.2 million, or $0.55 per share (diluted), compared to non-GAAP net income of $0.1 million, or breakeven on a per share basis (diluted) for the year ended December 31, 2009.

“I am very pleased with our results this quarter and am excited about our long-term opportunities. We turned in record quarterly and year-end revenue and generated more net income in Q4 2010 than we have in any other quarter in the Company’s history,” said Patrick Henry, president and CEO of Entropic Communications. “Entropic continues to penetrate the expanding connected home entertainment market and is building on its leadership position with the world’s first MoCA 2.0 silicon. Looking forward, I expect Entropic will benefit from continued HDTV, DVR and multi-room DVR penetration worldwide, as well as the paradigm shift around streaming IP-based video and multimedia content and services throughout the home.”

David Lyle, chief financial officer, commented, “This quarter marks a turning point in Entropic’s history. As a result of our recent uptick in profitability, we reversed the valuation allowance previously placed on our deferred tax assets, comprised mainly of net operating loss carry forwards and research and development tax credits. This one-

-more-

ENTROPIC COMMUNICATIONS REPORTS FOURTH QUARTER AND FISCAL YEAR 2010 RESULTS

time, non-cash accounting entry indicates strengthened conviction in the Company’s ability to generate sufficient future profits to fully utilize these tax assets. More importantly, our fourth quarter non-GAAP results show the continued strength of our business and the leverage in our model with 41 percent sequential earnings growth on 15 percent sequential revenue growth.”

	Three Months ended			Years ended Dec. 31,
(In millions, except per share data)	Dec. 31, 2010	Sept. 30, 2010	Dec. 31, 2009	2010	2009
Net revenues	$70.8	$61.3	$35.1	$210.2	$116.3
GAAP net income (loss)	$48.6	$11.3	$1.0	$64.7	($13.2)
GAAP net income (loss) per share (basic)	$0.58	$0.15	$0.01	$0.86	($0.19)
GAAP net income (loss) per share (diluted)	$0.55	$0.15	$0.01	$0.82	($0.19)
Non-GAAP net income[1]	$20.3	$14.5	$3.6	$45.2	$0.1
Non-GAAP net income per share[1] (diluted)	$0.22	$0.18	$0.05	$0.55	$0.00

1.	Please refer to “Non-GAAP Financial Measures” below and the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

Recent Highlights

Entropic Communications Unveils World’s First MoCA® 2.0 Solution

Answering the growing demand for powerful connectivity within the home, Entropic unveiled the world’s first MoCA (Multimedia over Coax) 2.0 solution at the Consumer Electronics Show in January 2011. Entropic’s fourth-generation silicon extends the popularity of the MoCA standard, offering up to 1Gbps of throughput for unparalleled home entertainment experiences. Entropic’s MoCA 2.0 solution empowers a new revolution in home networking while satisfying the long-term whole-home digital networking needs of service providers, original equipment manufacturers (OEMs), and consumers by providing maximum throughput, enhanced reliability, new power management features, better security, and backwards interoperability to prior MoCA standards.

Entropic Announces First MoCA 2.0 Design Win

Entropic and Actiontec Electronics have partnered to deliver MoCA 2.0 enabled home routers to be powered by Entropic’s fourth-generation MoCA silicon. These home routers will deliver virtually unconstrained bandwidth for enhanced data and video distribution throughout the home. Actiontec and Entropic have a long and successful history of delivering MoCA 1.0/1.1 enabled home routers, which create a whole-home network used to distribute broadband data access and enable multi-room DVR/VOD service. With a MoCA 2.0-enabled home router, consumers gain an even higher performance home network that can be used to deliver faster tiers of Internet access speeds, support more simultaneous HD and 3D video streams, and deploy new network architectures — all with the same high-quality and robustness that consumers have come to expect from a ‘no excuses’ MoCA network.

ENTROPIC COMMUNICATIONS REPORTS FOURTH QUARTER AND FISCAL YEAR 2010 RESULTS

Entropic Partners with Leading OEMs to Deliver MoCA 2.0 Solutions

Entropic and Marvell (Nasdaq:MRVL), a worldwide leader in integrated silicon, announced their collaboration to accelerate the development of a new class of industry first MoCA 2.0 enabled consumer electronics and customer premise equipment designed to allow service providers to distribute virtually unconstrained bandwidth to and within the home.

Entropic and Cavium Networks (Nasdaq:CAVM), a leading provider of semiconductor products that enable intelligent processing for networking and wireless applications, announced their collaboration on a MoCA adapter reference design that utilizes the latest MoCA 2.0 solution from Entropic Communications.

Leveraging Entropic’s industry-first complete MoCA 2.0 solution with BroadLight’s world class GPON (gigabit passive optical network), the two companies are aligning silicon and software solution roadmaps to develop optimized MoCA 2.0 enabled optical network terminals for Fiber to the Home markets, worldwide.

European Market Expansion

InCoax Networks, a leading provider of equipment for broadband access over existing in-building coaxial cables, deployed Entropic Communications’ Ethernet-over-Coax Solution (EoC) to deliver high-speed broadband access to the European market in October 2010. Featuring Entropic’s EoC technology in InCoax’s new platform, the solution enables service providers to serve the needs of their subscriber base for high speed Internet access and IPTV services by bringing fiber to the coax, eliminating the need for costly new cabling.

Awards & Recognition

Entropic earned the 2010 TechAmerica High Tech Awards for the Company’s MoCA silicon solution in the Communications Products and Services category. The highly-competitive TechAmerica High Tech Awards celebrate the achievements of technology companies and their innovative contributions to the industry and their communities.

Actiontec Electronics’ Ethernet-To-Coax Network Adapter, a MoCA adapter based on Entropic’s silicon, was named Best New Product in CEDIA’s 2010 Manufacturers’ Excellence Awards by CEDIA, a national trade association of companies specializing in home theater installation.

For More Information

Entropic management will be holding a conference call today, February 2, 2011, at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time to discuss the Company’s fourth quarter and fiscal year 2010 results and to provide guidance for the first quarter of fiscal year 2011. You may access the conference call via any of the following:

Teleconference:	631- 813 - 4729

Conference ID:	38916360

Web Broadcast:	http://ir.entropic.com/events.cfm

Replay:	706- 645-9291

ENTROPIC COMMUNICATIONS REPORTS FOURTH QUARTER AND FISCAL YEAR 2010 RESULTS

About Entropic Communications

Entropic Communications, Inc. (Nasdaq:ENTR) is a leading fabless semiconductor company that is engineering the future of connected home networking and entertainment by providing next-generation silicon and software technologies to the world’s leading cable, telecommunications and satellite service providers, OEMs and consumer electronic manufacturers. As a co-founder of MoCA (Multimedia over Coax Alliance), Entropic pioneered and continues to evolve the way high-definition television-quality video and other multimedia and digital content such as movies, music, games and photos are brought into and delivered throughout the home. For more information, visit Entropic at www.entropic.com.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: net income and net income per share. These non-GAAP financial measures exclude the effects on the Statement of Operations of, among others, all forms of stock-based compensation, non-cash acquired intangibles amortization and impairment charges, restructuring charges, and the tax benefit associated with the valuation allowance reversal, and their related effects on the number of diluted shares used in calculating non-GAAP income (loss) per share.

Management uses these non-GAAP financial measures to manage the company’s business, including setting operating budgets and executive compensation plans. These non-GAAP measures are also used to (i) supplement the financial results and forecasts reported to the company’s board of directors, (ii) evaluate the company’s operating performance, (iii) compare the company’s performance to internal forecasts, and (iv) manage the company’s business and benchmarking performance internally. The non-GAAP measures have been made available to stockholders consistently in the past to provide transparency on how management manages the company’s operating performance. Management believes that these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP measures, in evaluating the company’s ongoing operational performance.

The non-GAAP financial measures disclosed by the company should not be considered in isolation or a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

ENTROPIC COMMUNICATIONS REPORTS FOURTH QUARTER AND FISCAL YEAR 2010 RESULTS

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding our expectations for Entropic’s market penetration and overall market expansion, continued and/or future revenue, earnings and product sales growth and the factors that may contribute to such growth. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of customers and service providers for a substantial portion of our revenues; risks that the market for HD and SD video and other multi-media content delivery and networking solutions in the United States, China and elsewhere will not develop as we expect; risks associated with competing against larger and more established companies and our ability to compete successfully in the market for MoCA-compliant chipsets; risks associated with timely development and introduction of new or enhanced products; the risk that management’s financial estimates, including estimates used in the calculation of the effective cash tax rate upon which we base our non-GAAP earnings, will be different than expected; risks that our collaborations and partnerships will not yield their anticipated benefits; risks associated with adverse U.S. and international economic conditions; and other factors discussed in the “Risk Factors” section of Entropic’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Entropic Communications® and the stylized Entropic “curve” logo are either trademarks or registered trademarks of Entropic Communications, Inc. in the United States and/or other countries.

Investor Contact:

Debra Hart

Director, Investor Relations

858.768.3852

debra.hart@entropic.com

Media/Industry Analyst Contact:

Ruder Finn for Entropic Communications

Chris Fallon

212.715.1691

fallonc@ruderfinn.com

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ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Statements of Operations

(In thousands, except for share information and footnote disclosures)

	Three Months Ended			Years Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
	(unaudited)	(unaudited)	(unaudited)
Net revenues	$70,796	$61,310	$35,078	$210,237	$116,305
Cost of net revenues	32,764	28,774	16,962	98,070	57,399

Gross profit	38,032	32,536	18,116	112,167	58,906
Operating expenses:
Research and development	13,023	12,410	10,912	48,717	45,161
Sales and marketing	4,376	5,054	3,578	17,199	13,955
General and administrative	3,624	3,798	2,825	13,134	10,868
Amortization of intangibles	—	—	—	—	16
Restructuring charges (1)	—	—	—	—	2,173
Impairment of goodwill and intangible assets (2)	—	—	—	—	208

Total operating expenses	21,023	21,262	17,315	79,050	72,381

Income (loss) from operations	17,009	11,274	801	33,117	(13,475)
Other income, net	63	33	27	141	142

Income (loss) before income taxes	17,072	11,307	828	33,258	(13,333)

Income tax (benefit) provision	(31,511)	36	(193)	(31,446)	(93)

Net income (loss)	$48,583	$11,271	$1,021	$64,704	$(13,240)

Net income (loss) per share - basic	$0.58	$0.15	$0.01	$0.86	$(0.19)

Net income (loss) per share - diluted	$0.55	$0.15	$0.01	$0.82	$(0.19)

Weighted average number of shares used to compute net income (loss) per share - basic	83,979	72,777	70,820	75,040	69,834

Weighted average number of shares used to compute net income (loss) per share - diluted	88,068	77,605	73,142	78,916	69,834

(1)	In March 2009, the Company implemented a restructuring plan to improve its operating cost structure which included a reduction-in-force and the closing of its France location and one of its Israel locations. During the year ended December 31, 2009, the Company recorded restructuring charges of $2,173,000, related to the restructuring plan.

(2)	During the three months ended March 31, 2009, the Company recorded an impairment charge on intangible assets of $208,000. The Company determined that the intangible assets associated with its 2007 acquisition of Arabella Software, Ltd. were fully impaired as the developed technology acquired would no longer be used in its ongoing business operations.

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2010	September 30, 2010	December 31, 2009
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$98,100	$53,628	$35,252
Marketable securities	48,275	—	—
Accounts receivable	18,244	29,108	15,468
Inventory	39,915	24,331	16,353
Deferred tax assets, current	14,307	—	—
Prepaid expenses and other current assets	6,226	2,428	3,302

Total current assets	225,067	109,495	70,375
Property and equipment, net	11,354	11,362	11,581
Long-term marketable securities	22,386	—	—
Intangible assets, net	—	406	1,623
Deferred tax assets, long-term	17,304	—	—
Other long-term assets	2,697	430	235

Total assets	$278,808	$121,693	$83,814

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,278	$13,391	$5,726
Accrued expenses and other current liabilities	3,634	2,256	3,045
Accrued payroll and benefits	6,666	7,480	3,396

Total current liabilities	28,578	23,127	12,167
Deferred rent	1,568	2,045	1,795
Other long-term liabilities	72	687	939
Stockholders’ equity	248,590	95,834	68,913

Total liabilities and stockholders’ equity	$278,808	$121,693	$83,814

ENTROPIC COMMUNICATIONS, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except for share information and footnote disclosures)

This press release contains the following non-GAAP financial measures: net income and net income per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net income and net income per share exclude the items listed below.

The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended			Years Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
	(unaudited)	(unaudited)	(unaudited)
GAAP net income (loss)	$48,583	$11,271	$1,021	$64,704	$(13,240)
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	128	104	36	384	138
Research and development	1,397	1,362	1,028	5,049	4,552
Sales and marketing	445	419	353	1,558	1,401
General and administrative	968	898	724	3,479	3,276

Total stock-based compensation	2,938	2,783	2,141	10,470	9,367
Acquisition-related items:
Amortization of intangible assets:
Cost of net revenues	406	406	405	1,623	1,622
Operating expenses	—	—	—	—	16
Impairment of goodwill and intangible assets	—	—	—	—	208
Benefit related to the release of deferred tax asset valuation allowance	(31,591)	—	—	(31,591)	—
Restructuring charges	—	—	—	—	2,173

Total of non-GAAP adjustments	(28,247)	3,189	2,546	(19,498)	13,386

Non-GAAP net income	$20,336	$14,460	$3,567	$45,206	$146

GAAP weighted average shares (basic)	83,979	72,777	70,820	75,040	69,834
Non-GAAP adjustment for dilutive shares	7,405	7,294	4,110	6,663	2,889

Non-GAAP weighted average shares (diluted)	91,384	80,071	74,930	81,703	72,723

GAAP net income (loss) per share (basic)	$0.58	$0.15	$0.01	$0.86	$(0.19)
Non-GAAP adjustments detailed above	(0.36)	0.03	0.04	(0.31)	0.19

Non-GAAP net income per share (diluted)	$0.22	$0.18	$0.05	$0.55	$—